UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2013

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Network Drive
Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2013, Dyax Corp. (the “Company”) entered into a consulting agreement with Ivana Magovcevic-Liebisch, Ph.D., J.D., pursuant to which Dr. Magovcevic-Liebisch will serve as a consultant to the Company and provide consulting services related to the Company’s historical and ongoing commercial, business development, licensing and intellectual property activities.  As previously reported, Dr. Magovcevic-Liebisch will be stepping down as Executive Vice President and Chief Operating Officer of the Company to pursue a senior management opportunity at a multinational pharmaceutical company, effective March 29, 2013.

No consulting fee will be due from the Company to Ms. Magovcevic-Liebisch under the consulting agreement.  In lieu of any such fee, the Company will (i) allow certain stock options held by Dr. Magovcevic-Liebisch to continue to vest during the term of the consulting agreement and (ii) extend the period during which Dr. Magovcevic-Liebisch may exercise these stock options and any other vested portions of Company stock options she holds.  The consulting agreement also includes standard provisions relating to non-competition, non-solicitation and confidentiality.  The consulting agreement is filed with this report as Exhibit 10.1 and the foregoing description of this agreement is qualified in its entirety by the full text of the consulting agreement, which is incorporated herein by this reference.

In addition, Burt Adelman, M.D., Dyax’s Chief Medical Officer, has been promoted to Chief Medical Officer and Executive Vice President, Research and Development, effective April 1, 2013 (the “Effective Date”).  In consideration for his increased responsibilities, Dr. Adelman’s base salary will be increased on the Effective Date to $400,000 and he will be awarded an option to purchase 235,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on the Nasdaq Global Market on the Effective Date.  The option will vest monthly over four years in 48 substantially equal monthly installments at the end of each monthly anniversary of the Effective Date.  In addition, subject to his continued employment with the Company through March 31, 2016 and his requisite notice and cooperation with the Company, if Dr. Adelman leaves the Company after March 31, 2016 he will be entitled to (i) acceleration of vesting for the portion of his unvested equity awards, if any, then outstanding (including stock options and restricted stock unit awards) that are scheduled to vest within the two-year period following his departure date and (ii) a period of three years from his departure date to exercise all vested equity awards (including any awards for which vesting has been accelerated).

Item 8.01	Other Events.

The Company is filing the following agreements, each of which is dated November 19, 2009, that were previously filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 to include certain previously redacted information:  Services Agreement between the Company and US Bioservices Corporation; Distribution Services Agreement between the Company and ASD Specialty Healthcare Inc.; and Distribution Services Agreement between the Company and Integrated Commercialization Solutions, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting Agreement by and between Dyax Corp. and Ivana Magovcevic-Liebisch, dated as of March 29, 2013.

10.2†	Services Agreement between Dyax Corp. and US Bioservices Corporation, dated as of November 19, 2009.

10.3†	Distribution Services Agreement between Dyax Corp. and ASD Specialty Healthcare Inc., dated as of November 19, 2009.

10.4†	Distribution Services Agreement between Dyax Corp. and Integrated Commercialization Solutions, Inc., dated as of November 19, 2009.

† Pursuant to a request for confidential treatment, portions of the exhibit have been redacted from the publicly filed document and have been furnished separately to the SEC as required by Rule 406 under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	March 29, 2013	By:	/s/Gustav Christensen
Gustav Christensen
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement by and between Dyax Corp. and Ivana Magovcevic-Liebisch, dated as of March 29, 2013.

10.2†	Services Agreement between Dyax Corp. and US Bioservices Corporation, dated as of November 19, 2009.

10.3†	Distribution Services Agreement between Dyax Corp. and ASD Specialty Healthcare Inc., dated as of November 19, 2009.

10.4†	Distribution Services Agreement between Dyax Corp. and Integrated Commercialization Solutions, Inc., dated as of November 19, 2009.

† Pursuant to a request for confidential treatment, portions of the exhibit have been redacted from the publicly filed document and have been furnished separately to the SEC as required by Rule 406 under the Securities Act.